      1                                                       Exhibit 5-A

                                           January 30, 1996



AT&T Corp.
32 Avenue of the Americas
New York, NY  10013

Dear Sirs;

     With reference to the registration statement on Form S-3 which AT&T
Corp. (the "Company") proposes to file with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, registering 26.4 million common shares (par value $1 per share) of the Company (the "Shares") that may be offered and sold by the Company under the Company's Shareowner Dividend Reinvestment and Stock Purchase Plan (the "Plan"), which Shares, under the terms of the Plan and resolutions of the Board of Directors authorizing the Plan and the issuance of shares under the Plan, may be authorized and unissued shares, treasury shares, or shares purchased in the open market or otherwise, I am of the opinion that:

     1. the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York;

     2.   the Plan has been duly adopted by the Company;

     3. all proper corporate proceedings have been taken so that any Shares that may be purchased from the Company will be duly authorized and, upon issuance and payment therefor in accordance with the Plan and the resolutions of the Board of Directors relating to the adoption of the Plan and the offering and sale of common shares thereunder, will be legally issued, fully paid and nonassessable;

     4. all common shares (par value $1 per share) of the Company outstanding at the close of business on January 30, 1996 are, and when any such shares are used as Shares in accordance with the terms of the Plan, will be, legally issued, fully paid and nonassessable.

          In giving the foregoing opinion, I have relied on an opinion of H. John Hokenson, General Attorney, AT&T Corp., to the undersigned, dated today.

          In giving the opinion contained in paragraph (4) above, with respect to shares issued after April 4, 1977, I have relied upon certifications from the transfer agent of the Company, as to certain matters of fact relating to issuance of the Company's shares. In addition, with respect to shares issued prior to April 5, 1977, I have relied upon an opinion of Davis Polk & Wardwell to the Company, dated April 5, 1977, to the effect that all shares outstanding at the close of business on April 4, 1977 are legally issued, fully paid and nonassessable.

          I hereby consent to the filing of this opinion with the SEC in connection with the registration statement referred to above.

                                             Very truly yours,



                                             Marilyn J. Wasser
                                             Vice President - Law
                                               and Secretary